Exhibit 10.19

[EXECUTION COPY]

JOINDER AND AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

This JOINDER AND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Joinder and Amendment”), dated as of March 2, 2006, is by and among MARLIN ENERGY, L.L.C, a Delaware limited liability company (“Seller”), ENERGY XXI GULF COAST, INC., a Delaware corporation (“Buyer”) and ENERGY XXI (US HOLDINGS) LIMITED, a company incorporated in Bermuda (“Holdings”). Capitalized term used but not defined herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement referred to below.

WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement, dated as of February 21, 2006 (as amended and in effect from time to time, the “Purchase and Sale Agreement”), pursuant to which, among other things, Seller has agreed to sell, and Buyer has agreed to purchase, all of the membership interests of each of Marlin Energy Offshore, L.L.C. (“Marlin Offshore”) and Marlin Texas GP, L.L.C. (“Marlin GP”) and all of the limited partner interests of Marlin Texas, L.P. (“Marlin Texas”), all upon the terms and conditions set forth therein:

WHEREAS, upon the consummation of the purchase and sale as set forth in the Purchase and Sale Agreement, Buyer will own all of the equity interests of Marlin Offshore and Marlin GP and, together with Marlin GP, all of the equity interests in Marlin Texas;

WHEREAS, Buyer is an indirect wholly-owned subsidiary of Holdings;

WHEREAS, Holdings, having provided funds to be applied to the Deposit on behalf of Buyer, wishes to join the Purchase and Sale Agreement as a Joining Affiliate as contemplated by Section 15.09(b) thereof;

WHEREAS, Seller, Buyer and Holdings wish to amend certain provisions of the Purchase and Sale Agreement in light of such joinder;

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchase and Sale Agreement is hereby amended as follows:

1.	Holdings hereby agrees, with effect from the date first set forth above, to join in and be a party to the Purchase and Sale Agreement as a Joining Affiliate, as provided in Section 15.09(b) thereof. Each of Seller and Buyer hereby acknowledge such joinder and agree that Holdings is a party to the Purchase and Sale Agreement with effect from such date.

2.	Seller and Buyer each hereby acknowledge and agree that any and all payments to be made by Seller to Buyer under the Purchase and Sale Agreement (including without limitation any portion of the Deposit to be returned, and any liquidated damages to be paid, by Seller or the Escrow Agent as provided in Section 12.02(b) and (d) of the Purchase and Sale Agreement) shall be paid directly to Holdings and not to Buyer.

3.	The Purchase and Sale Agreement is hereby amended by amending Section l2.02(b) and (d) thereof to replace each and every reference therein to (i) the Deposit or any portion thereof being returned to Buyer, whether by Seller or by the Escrow Agent, and (ii) any amount being paid as liquidated damages to Buyer, with a provision requiring any and all such amounts to be paid directly to Holdings and not to Buyer. Seller hereby undertakes and agrees to make any and all such payments, as each may be due and payable, directly to Holdings and not to Buyer.

4.	The Purchase and Sale Agreement is hereby further amended by amending Section 15.11 to include Holding’s notice address as follows:

Joining Affiliate:	Energy XXI (US Holdings) Limited Canon’s Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Attention: John D. Schiller & West Griffin Fax No. (713) 659-2101

5.	Seller, Buyer and Holdings each hereby affirm and agree that, for all purposes under Section 12.02(b) and (d), Seller shall deal directly with Holdings in lieu of Buyer thereunder. For all other provisions of the Purchase and Sale Agreement, Seller shall deal directly with Buyer as contemplated therein.

6.	Buyer hereby agrees that Holdings will suffer immediate and irreparable injury and have no adequate remedy at law if Buyer fails to comply with Section l2.02(b) and (d) of the Purchase and Sale Agreement as amended by this Joinder and Amendment. Accordingly, Holdings shall have the right to seek specific performance of Buyer’s obligations under such Section of the Purchase and Sale Agreement as amended by this Joinder and Amendment.

7.	Seller and Buyer each hereby agree that this Joinder and Amendment is acceptable in form and substance, and meets all applicable requirements, to join Holdings to the Purchase and Sale Agreement as a Joining Affiliate, in accordance with Section 15.09 of the Purchase and Sale Agreement.

8.	This Joinder and Amendment and the legal relations between the parties hereto shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

9.	No party may assign its rights, duties or obligations under this Joinder and Amendment without the prior written consent of the other parties. This Joinder and Amendment may not be amended or modified or any provision hereof waived without the prior written consent of each party hereto. This Joinder and Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Delivery of a facsimile counterpart shall constitute an original signature page hereof.

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IN WITNESS WHEREOF, Seller, Buyer and Holdings have each caused this Joinder and Amendment to be duly executed as of the date first above written.

ENERGY XXI (US HOLDINGS) LIMITED, as Joining Affiliate

By:	/s/ Illegible
Name:	Illegible
Title:	Illegible

MARLIN ENERGY, L.L.C, as Seller

By:	/s/ Illegible
Name:	Illegible
Title:	Illegible

ENERGY XXI GULF COAST, INC, as Buyer

By:	/s/ Illegible
Name:	Illegible
Title:	Illegible